STAAR INVESTMENT TRUST
DISTRIBUTION PLAN

	This Distribution Plan ("Plan") is adopted as of September 3, 1998, by the Board of Trustees of Staar
Investment Trust (the "Trust"), a Pennsylvania business trust, with respect to certain shares of the portfolios of the Trust (the "Funds":) set forth in exhibits hereto.

1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of interests in the Funds (Shares").

2. This Plan is designed to finance activities of the Trust principally intended to result in the sale of Shares to include: (a) providing incentives to broker-dealers to sell
Shares; (b) advertising and marketing of Shares to include preparing, printing and distribution of prospectuses and sales literature to prospective shareholders and with Broker-Dealers; and (c) implementing and operating the Plan. In compensation for services provided by Broker
Dealers pursuant to this Plan, the Trust will pay a fee in respect of the Funds set forth on the applicable exhibit.
The maximum expense to any Fund shall be .25% of average net assets. If this maximum would be exceeded by any additional expense, then sales of shares of the Funds through Broker-Dealers will be suspended or selling agreements modified until expenses are below the .25% maximum rate.

3. Any payment by the Trust in accordance with this Plan will be made pursuant to a Broker-Dealers Contract entered into by the Trust with any such Broker-Dealer.

4. The Trust has the right (I) to select, in its sole discretion, the Broker-Dealers to participate in the Plan and (ii) to terminate any Broker-Dealer Agreement at any time.

5. Quarterly in each year that this Plan remains in effect, there shall be prepared and furnished to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

6. This Plan shall become effective with respect to each Fund (i) after approval as required by Rule 12b-1 under the Act as in effect on the date of the execution hereof by the majority of the outstanding voting securities of such Fund;
and (ii) upon execution of an exhibit adopting this Plan with respect to such Fund.

7. This Plan shall remain in effect with respect to each Fund presently set forth on an exhibit and any subsequent
Funds added pursuant to an exhibit for the period of one year from the date set forth above. The Plan may be continued thereafter if it is approved with respect to each Fund at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Fund after the first annual approval by the Trustees as described above, the Plan will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Plan by the Trustees. The Plan may be continued for successive periods of one year subject to approval as described above and subject to termination as set forth below.

8. All materials amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on the amendment.

9. This Plan may not be amended in order to increase materially the costs which the Funds may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Funds as defined in Section 2(a)(42) of the Act.

10. This Plan may be terminated with respect to a
particular fund at any time by: (a) a majority vote of the
Disinterested Trustees; or (b) a vote of a majority of the
outstanding voting securities of the particular Fund as
defined in Section 2(a)(42) of the Act; or (c) by the Trust
on 60 days' notice.

11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

13. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

EXHIBIT A
To the
Distribution Plan
Staar Investment Trust
Intermediate Bond Fund

This Distribution Plan is adopted by Staar Investment Trust with respect to the Fund Portfolio of the Trust set forth below.

In compensation of the services provided pursuant to this Plan, selected Broker-Dealers will be paid a maximum quarterly fee computed at the annual rate for each Fund portfolio set forth below based on the average month-end balance for the premiums three months on any account placed through a registered representative of such Broker-Dealer.

APPLICABLE FUND AND COMPENSATION

				First Year			Subsequent
Year

		IBF		.5%				.15%

Witness the due execution hereof this execution date.

							STAAR INVESTMENT TRUST



	By:________________________________


	Name:______________________________


	Title:_____________________________

EXHIBIT A
To the
Distribution Plan
Staar Investment Turst
Long-Term Bond Fund

	This Distribution Plan is adopted by Staar Investment
Trust with respect to the Fund portfolio of the Trust set forth below.

	In compensation of the services provided pursuant to this Plan, selected Broker-Dealers will be paid a maximum quarterly fee computed at the annual rate for each Fund portfolio set forth below based on the average month-end balance for the premiums three months on any account placed through a registered representative of such Broker-Dealer.

APPLICABLE FUND AND COMPENSATION

					First Year		Subsequent
Year

			LTBF		.5%			.20%

Witness the due execution hereof this execution date.

							STAAR INVESTMENT TRUST



	By:________________________________


	Name:______________________________


	Title:_____________________________

EXHIBIT A
To the Distributionn Plan
Staar Investment Trust
Larger Company Stock Fund

	The Distribution Plan is adopted by Staar Investment
Trust with respect to the Fund portfolio of the Trust set forth below.

	In compensation of the services provided pursuant to this Plan, selected Broker-Dealers will be paid a maximum quarterly fee computed at the annual rate for each Fund portfolio set forth below based on the average month-end balance for the premiums three months on any account placed through a registered representative of such Broker-Dealer.

Applicable Fund and Compensation

					First Year		Subsequent
Year

			LCSF		1.0%			.25%

Witness the due execution hereof this execution date.

							STAAR INVESTMENT TRUST



	By:_____________________________


	Name:___________________________


	Title:__________________________

EXHIBIT A
To the
Distribution Plan
Staar Investment Trust
Smaller Company Stock Fund

	This Distribution Plan is adopted by Staar Investment
Trust with respect to the Fund portfolio of the Trust set forth below.

	In compensation of the services provided pursuant to this Plan, selected Broker-Dealers will be paid a maximum quarterly fee computed at the annual rate for each Fund portfolio set forth below based on the average month-end balance for the premiums three months on any account placed through a registered representative of such Broker-Dealer.

APPLICABLE FUND AND COMPENSATION

					First Year		Subsequent
Year

			SCSF		1.0%			.25%

Witness the due execution hereof this execution date.

							STAAR INVESTMENT TRUST



	By:_____________________________


	Name:___________________________


	Title:__________________________

EXHIBIT A
To the
Distribution Plan
Staar Investment Trust
International Fund

	This Distribution Plan is adopted by Staar Investment
Trust with respect to the Fund portfolio of the Trust set forth below.

	In compensation of the services provided pursuant to this plan, selected Broker-Dealers will be paid a maximum quarterly fee computed at the annual rate for each Fund portfolio set forth below based on the average month-end balance for the premiums three months on any account placed through a registered representative of such Broker-Dealer.

APPLICABLE FUND AND COMPENSATION

					First Year		Subsequent
Year

			INTF		1.0%			.25%

Witness the due execution hereof this execution date.

							STAAR INVESTMENT TRUST



	By:_______________________________


	Name:_____________________________


	Title:____________________________

EXHIBIT A
To the
Distribution Plan
Staar Investment Trust
AltCat (Alternative Categories) Fund

	This Distribution Plan is adopted by Staar Investment
Trust with respect to the Fund portfolio of the Trust set forth below.

	In compensation of the services provided pursuant to this Plan, selected Broker-Dealers will be paid a maximum quarterly fee computed at the annual rate for each Fund portfolio set forth below based on the average month-end balance for the premiums three months on any account placed through a registered representative of such Broker-Dealer.

APPLICABLE FUND AND COMPENSATION

					First Year		Subsequent
Year

			ACF		1.0%			.25%

Witness the due execution hereof this execution date.

							STAAR INVESTMENT TRUST



	By:____________________________


	Name:__________________________


	Title:_________________________